Exhibit 10.12

Summary of Performance Objectives and Target Payouts under the

Syntroleum Corporation Annual Incentive Plan

Under Syntroleum Corporation’s annual incentive plan, employees are eligible to receive a certain number of shares of common stock based on the achievement of certain company-wide objectives and the individual’s performance rating for the year. The company-wide objectives under the annual incentive plan are presented below:

•	defining the Company’s Syntroleum Process-based design for GTL FPSO installations;

•	evaluating alternatives for raising funds for acquiring additional stranded gas and liquids projects, and if feasible, implementing a plan to secure funds;

•	securing additional capital resources to support general corporate purposes;

•	identifying and commencing negotiations on three additional integrated stranded gas and liquids projects;

•	evaluating alternatives for catalyst development, including possible participation of a third party;

•	implementing a new oil and gas accounting software package and completing the documentation and testing of the internal controls for the new system in compliance with the Sarbanes-Oxley Act;

•	completing the evaluation of the properties we have leased in Central Kansas for production of low BTU gas, and developing a plan to optimize value; and

•	continuing the demonstration and documentation of our Syntroleum GTL Technologies.

The target annual incentive plan award for executive officers is 15% of their base salary earned in 2005. Payouts for executive officers range from 0% to 150% of his or her target award in accordance with the matrix presented below, depending on the assessment by a committee of outside directors of the satisfaction of the company-wide objectives and the individual’s performance.

	Individual Performance Rating
	1	1.5	2	2.5	3	3.5	4	5
Company Rating
1	150%	130%	115%	100%	80%	0%	0%	0%
1.5	130%	120%	110%	95%	75%	0%	0%	0%
2	115%	110%	100%	90%	70%	0%	0%	0%
2.5	100%	90%	80%	70%	60%	0%	0%	0%
3	80%	70%	60%	50%	40%	0%	0%	0%
4	0%	0%	0%	0%	0%	0%	0%	0%